EXHIBIT 5.1

                                  [LETTERHEAD]

                             PIPER & MARBURY, L.L.P.

                                 April 16, 1998



Price Enterprises, Inc.
4649 Morena Boulevard
San Diego, California 92117

Gentlemen:

     We have acted as Maryland counsel to Price Enterprises, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of Company (the "Registration Statement") flied with the Securities and Exchange Commission (the "Commission"), of up to 1,500,000 shares of Common Stock, par value $.0001 per share, of the Company (the "Shares") to be issued to the public from time to time by the selling stockholders described therein.

     In our capacity as Maryland counsel to the Company, we have examined the Registration Statement, the Charter and By-Laws of the Company, minutes of the proceedings of the Company's Board of Directors authorizing the issuance of the Shares, and such other documents as we have considered necessary. We have also examined an Officer's Certificate of the Company dated the date hereof (the "Certificate"). In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters we have relied on the Certificate and have not independently verified the matters stated therein.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that the Shares have been duly and validly authorized and legally issued and are fully paid and nonassessable.


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                                                                 PIPER & MARBURY
                                                                     L.L.P.


Price Enterprises, Inc.
April 16, 1998
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                  Very truly yours,


                                                  /s/ Piper & Marbury L.L.P.